SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

December 22, 2004

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 2000 Denver, Colorado	80202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code (303) 389-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 22, 2004, Patina Oil & Gas Corporation (the “Company”) issued a press release announcing the resignation of Jay W. Decker as the Company’s President and as a member of the Company’s board of directors, effective as of December 22, 2004. Mr. Decker will remain with the Company as a consultant for a period pursuant to the terms of the Separation and Consulting Agreement between the Company and Mr. Decker. Thomas J. Edelman, the Company’s Chairman and Chief Executive Officer will assume the additional title and duties as President of the Company.

The Separation and Consulting Agreement between the Company and Mr. Decker is filed with this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing Mr. Decker’s resignation is also filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.1	Separation and Consulting Agreement dated December 22, 2004 between Patina Oil & Gas Corporation and Jay W. Decker.

99.1	Press Release of Patina Oil & Gas Corporation dated December 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder
Executive Vice President and
Chief Financial Officer

Date: December 22, 2004

Exhibit Index

Exhibit Number	Description
10.1	Separation and Consulting Agreement dated December 22, 2004 between Patina Oil & Gas Corporation and Jay W. Decker.

99.1	Press Release of Patina Oil & Gas Corporation dated December 22, 2004.